 Exhibit 99.4

Tap Rock AcquisitionCo, LLC

Consolidated Financial Statements (Unaudited)

As of June 30, 2023 and December 31, 2022 and for the Six Months Ended June 30, 2023 and June 30, 2022

Tap Rock AcquisitionCo, LLC

Consolidated Financial Statements (Unaudited)

As of June 30, 2023 and December 31, 2022 and for the Six Months Ended June 30, 2023 and June 30, 2022

Page(s)

Index	1

Consolidated Financial Statements and notes

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6–14

Tap Rock AcquisitionCo, LLC

Consolidated Balance Sheets (Unaudited)

As of June 30, 2023 and December 31, 2022

(in thousands of dollars)

	June 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$6,682	5,256
Accounts receivable trade, net of allowance for doubtful accounts of $679 and $68, respectively	88,365	116,120
Accounts receivable, affiliates	-	2,934
Other	16,309	14,195
Total current assets	111,356	138,505

Long-term assets
Proved oil and natural gas property, net, full cost method	1,123,961	1,023,047
Unevaluated oil and natural gas property	15,246	16,963
Other property	37,450	26,010
Lease right-of-use asset	1,125	2,136
Total assets	$1,289,138	$1,206,661

Liabilities and equity
Current liabilities
Accounts payable	22,944	24,360
Accounts payable, affiliates	2,896	-
Accrued liabilities	103,141	70,197
Commodity derivative liability	3,448	10,245
Royalties payable	39,545	42,894
Deferred revenue	4,501	4,501
Term loan, current portion	7,000	7,000
Lease liability	642	1,010
Total current liabilities	184,117	160,207

Long-term liabilities
Term loan, net	5,181	8,659
Deferred revenue	46,140	48,391
Asset retirement obligation	6,387	3,943
Lease liability	483	1,127
Total long-term liabilities	58,191	62,120

Commitments and contingent liabilities (see Note 8)

Net parent investment	1,022,652	964,358
Non-controlling interest	24,178	19,976
Total equity	1,046,830	984,334
Total liabilities and equity	$1,289,138	$1,206,661

The accompanying notes are an integral part of these consolidated financial statements.

Tap Rock AcquisitionCo, LLC

Consolidated Statements of Operations (Unaudited)

Six Months Ending June 30, 2023 and June 30, 2022

(in thousands of dollars)

	Six months ended June 30,
	2023	2022
Revenues
Oil, natural gas, and NGL	$332,995	$569,701
Other	576	1,143
Total operating revenue	333,571	570,844

Expenses
Lease operating	58,882	61,941
Production taxes	26,891	49,501
Transportation, processing, and gathering	8,462	7,643
Depletion, depreciation, and accretion of ARO	79,301	79,141
General and administrative	15,163	19,660
Total operating expenses	188,699	217,886
Total operating income	144,872	352,958

Other income (expense)
Commodity derivatives gain (loss), net	35,292	(269,715)
Interest expense	(40,026)	(7,095)
Net income	$140,138	$76,148
Net income attributable to non-controlling interest	7,264	7,365
Net income attributable to Tap Rock AcquisitionCo	$132,874	$68,783

The accompanying notes are an integral part of these consolidated financial statements.

Tap Rock AcquisitionCo, LLC

Consolidated Statements of Changes in Equity (Unaudited)

As of June 30, 2023 and June 30, 2022

(in thousands of dollars)

	Net parent investment	Non- controlling interests	Total
Balance at December 31, 2021	$769,881	$18,950	$788,831

Distributions to non-controlling interests	-	(11,062)	$(11,062)

Net transfers from parent	17,463	-	$17,463

Net income	68,783	7,365	$76,148

Balance at June 30, 2022	$856,127	$15,253	$871,380

Balance at December 31, 2022	$964,358	$19,976	$984,334

Distributions to non-controlling interests	-	(3,062)	$(3,062)

Net transfers to parent	(74,580)	-	$(74,580)

Net income	132,874	7,264	$140,138

Balance at June 30, 2023	$1,022,652	$24,178	$1,046,830

The accompanying notes are an integral part of these consolidated financial statements.

Tap Rock AcquisitionCo, LLC

Consolidated Statements of Cash Flows (Unaudited)

Years Ending December 31, 2022 and December 31, 2021

(in thousands of dollars)

	For the Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$140,138	$76,148
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	(36,990)	58,391
Depletion, depreciation, amortization and accretion of ARO	79,301	79,141
Amortization of debt issuance costs	1,757	450
Stock-based compensation	7,846	12,265
Changes in operating assets and liabilities:
Accounts receivable	30,689	(3,771)
Other assets	(1,568)	(2,888)
Accounts payable and other current liabilities	(2,414)	(22,276)
Accrued liabilities	(22,234)	6,353
Deferred revenue	(2,251)	(2,251)
Net cash provided by operating activities	194,274	201,562

Cash flows from investing activities
Acquisition of proved and unproved oil and gas properties	(9,389)	(777)
Expenditures for oil and natural gas properties and equipment	(111,479)	(128,297)
Expenditures for other property and equipment	(11,451)	(8,986)
Net cash used in investing activities	(132,319)	(138,060)

Cash flows from financing activities
Distributions to non-controlling interest owners	(3,062)	(11,062)
Repayments under term loan	(3,500)	(3,500)
Net transfers from parent	(53,967)	(52,571)
Net cash used in financing activities	(60,529)	(67,133)

Net decrease in cash	1,426	(3,631)
Cash, cash equivalents, and restricted cash at beginning of period	5,256	4,685
Cash, cash equivalents, and restricted cash at ending of period	$6,682	$1,054

Supplemental disclosures of cash flow information:
Cash paid for interest	$696	$369
Supplemental disclosures of noncash investing activities:
Accrued property additions	$(55,179)	$(1,918)

The accompanying notes are an integral part of these consolidated financial statements.

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

1.	Organization and Basis of Presentation

Organization

On June 20, 2023, Civitas Resources, Inc. (“Civitas”) entered into a Membership Interest Purchase Agreement (“MIPA”) with Tap Rock AcquisitionCo, LLC (“the Company”). The MIPA closed on August 2, 2023, with an effective date of July 1, 2023. Tap Rock Resources, LLC created the Company for purposes of the sale. The purpose of the creation of the Company was to carve-out the oil and gas properties and related net assets being purchased by Civitas into the Company. Civitas agreed to purchase the Company for a cash consideration of $753.1 million and 6,796,866 shares of common equity, before purchase price adjustments. Civitas also agreed to purchase Tap Rock NM10 Legacy Holdings, LLC for $88.8 million in cash consideration and 801,256 shares of common equity, before purchase price adjustments.

Tap Rock Resources, LLC (“Tap Rock Resources” or “Parent”) and its wholly owned subsidiaries, Tap Rock Holdings, LLC, Tap Rock Operating, LLC, Tap Rock Midstream, LLC, and Tap Rock Minerals, LP are Delaware Limited Liability Companies and a Delaware Limited Partnership, respectively. In addition, the Company has a consolidated subsidiary, Tap Rock NM10 Minerals, LLC (“NM10”), which is a Delaware Limited Liability Company. Tap Rock Resources was founded in September of 2016 with an equity contribution from Natural Gas Partners XI, L.P and is engaged in the acquisition, exploration, development, and production of crude oil and natural gas in Eddy and Lea counties in New Mexico and Pecos and Reeves Counties in Texas.

The accompanying consolidated financial statements (“the financial statements”) were prepared for the purpose of reflecting historical net assets along with operations that were transferred into the Company that Civitas is purchasing through the MIPA. The Company consolidates NM10 due to its status as a variable interest entity. See Note 9 – Variable Interest Entities for more information. The assets and liabilities of the sold assets as of June 30, 2023 and December 31, 2022, and the revenues and expenses and cash flows of the sold assets for the years ended June 30, 2023 and June 30, 2022 are representative of the Company.

Basis of Presentation

The Company’s net assets have historically operated as part of Tap Rock Resources and not as a standalone entity. The accompanying financial statements represent the historical operations of certain acquired oil and gas properties and related net assets of Tap Rock Resources and have been derived from Tap Rock Resource’s historical accounting records. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements.

The financial statements have been prepared in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 1-B. These rules require allocation of certain general costs for salaries and benefits, depletion, depreciation, and amortization (“DD&A”), rent, accounting, legal services, and other expenses.

The Company has allocated certain of Tap Rock Resources’ general and administrative and depletion expenses within the financial statements as they are a function of overall operations. These expenses have been allocated using a ratio of oil and gas volumes produced by the Company to the total oil and gas volumes produced by all properties owned by Tap Rock Resources for the six months ended June 30, 2023 and 2022.

In March 2022, incentive units previously granted to Tap Rock Resources employees were modified to allow employees to retain incentive units upon voluntary resignation under a 10-year, quarterly vesting period. This modification, in accordance with authoritative accounting guidance, caused Tap Rock to begin recognizing stock-based compensation expense based on the fair value of the awards determined at the time of modification quarterly, ratably over the 10-year vesting period. As the services rendered by employees, for which the units were granted, relate to both assets carved-out to the Company and retained by Tap Rock Resources, noncash stock compensation expense has been allocated using a ratio of oil and gas volumes produced by the Company to the total oil and gas volumes produced by all properties owned by Tap Rock Resources for the six months ended June 30, 2023 and 2022.

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

Tap Rock Resources uses over-the-counter swaps and collar agreements to manage the commodity price risk associated with forecasted sale of its crude, natural gas, and NGL production, including production on the properties within the Company. Because the operations and properties of the Company benefited from the hedging protection provided by these derivatives, Management determined that both unrealized and realized gains and losses should be allocated to the Company by utilizing production volumes for each respective commodity (i.e., oil, gas, NGLs) in the Company to the total production volumes for each commodity of all properties owned by Tap Rock Resources.

Tap Rock Resources is the legal obligor of a Credit Facility and Bonds Payable that are used to help finance capital spend and acquisitions, including for properties within the Company. Due to the Company benefitting from the financing that these debt instruments provided for capital additions and acquisitions, and because borrowings and/or repayments from debt are primarily driven by capital spend rather than production, interest expense and loan cost amortization related to these debt instruments have been allocated to the Company using a ratio of capital additions and acquisitions of the Company to the total capital additions and acquisitions of all properties owned by Tap Rock Resources.

The Parent’s net investment in the consolidated balance sheets represents Tap Rock Resources’ historical net investment in the Company resulting from various transactions with and allocations from the Parent. Balances due to and due from the Parent and accumulated earnings attributable to the Company’s operations have been presented as components of Parent investment. Tap Rock Resources uses a centralized approach to cash management and financing of its operations. Financial transactions related to the Company are accounted for through the parent investment account. Accordingly, cash, cash equivalents and debt at Tap Rock Resources have not been included within these financial statements. The cash generated by the Company’s operations and expenses paid by the Parent on its behalf are reflected as a net change in Parent investment in the consolidated statement of cash flows.

Management believes the allocation methodologies used are reasonable and result in an allocation of the cost of doing business borne by Tap Rock Resources on behalf of the Company. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Tap Rock Resources. These allocations may not be indicative of the cost of future operations or the amount of future allocations.

2.	Summary of Significant Accounting Policies

The significant accounting policies followed by the Company are set forth in Note 2 – Summary of Significant Accounting Policies in the 2022 consolidated financial statements and are supplemented by the notes to the unaudited consolidated financial statements included in this report. These unaudited consolidated financial statements (“the financial statements”) should be read in conjunction with the 2022 consolidated financial statements.

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

3.	Contracts with Customers

Oil, natural gas, and NGL revenues

The Company recognizes its share of revenue from the sale of produced oil, natural gas, and NGLs from its assets in Eddy and Lea Counties in New Mexico and Pecos and Reeves Counties in Texas. Oil, natural gas, and NGL production revenue presented within the accompanying consolidated statements of operations is reflective of the revenue generated from contracts with customers. The table below presents the oil, natural gas, and NGL production revenue by product type for the six months ended June 30, 2023 and June 30, 2022 (in thousands):

	Six Months Ended June 30,
	2023	2022
Oil Production Revenue	$282,349	$460,783
Gas Production Revenue	3,042	45,188
NGL Production Revenue	45,353	61,479
Deferred Revenue Recognition (SCM)	2,251	2,251
Total	$332,995	$569,701

Revenue is recorded in the month when contractual performance obligations are satisfied. However, settlement statements from the purchasers of hydrocarbons and the related cash consideration are received 30 to 90 days after production has occurred. As a result, the Company must estimate the amount of production delivered to the customer and the consideration that will ultimately be received for sale of the product. Estimated revenue due to the Company is recorded within the accounts receivable line item on the accompanying consolidated balance sheets until payment is received. The accounts receivable balances from contracts with customers within the accompanying consolidated balance sheets as of June 30, 2023, and December 31, 2022, were $57.3 million and $83.7 million, respectively. To estimate accounts receivable from contracts with customers, the Company uses knowledge of its properties and historical performance factors as the basis for these estimates. Differences between estimates and actual amounts received for product sales are recorded in the month that payment is received from the purchaser.

4.	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between independent and knowledgeable parties who are willing and able to transact for an asset or liability at the measurement date. The Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value and then ranks the estimated values based on the reliability of the inputs used following the fair value hierarchy.

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

The three input levels in the hierarchy of fair value measurements are as follows:

Input Level	Description of Input
Level 1	Observable inputs such as quoted market prices in active markets.

Level 2	Inputs other than quoted prices in active markets that are either directly or indirectly observable.

Level 3	Unobservable inputs in which little or no market data exists.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. Unobservable inputs reflect the assumptions of the Company with regard to what assumptions a market participant would use to price an asset or liability based on the best information available under the circumstances. The guidance requires the evaluator to maximize the use of observable inputs.

Recurring Fair Value Measurements

The Company’s recurring fair value instruments consist of cash and cash equivalents, accrued oil, natural gas, and NGL receivables and other receivables, accounts payable, debt, and commodity derivative instruments. The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term maturity of these instruments. The Company’s carrying value of the term loan balance approximates fair value (Level 2 measurement).

Commodity derivative contracts are marked-to-market each quarter and are thus stated at fair value in the consolidated balance sheets and in Note 5 – Commodity Derivative Instruments. The fair values of NM10’s commodity derivative instruments are classified as Level 2 measurements as they are calculated using industry standard models using assumptions and inputs which are substantially observable in active markets throughout the full term of the instruments. These include market price curves, quoted market prices in active markets, credit risk adjustments, implied market volatility, and discount factors.

The following table presents NM10’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2023 by level within the fair value hierarchy (in thousands):

	As of June 30, 2023
	Level 1	Level 2	Level 3	Total
Financial Assets:
Commodity derivative assets	$-	$354	$-	$354
Financial liabilities:
Commodity derivative liabilities	$-	$3,803	$-	$3,803

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

The following table presents NM10’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2022 by level within the fair value hierarchy (in thousands):

	As of December 31, 2022
	Level 1	Level 2	Level 3	Total
Financial Assets:
Commodity derivative assets	$-	$551	$-	$551
Financial liabilities:
Commodity derivative liabilities	$-	$10,796	$-	$10,796

Nonrecurring Fair Value Measurements

The Company applies fair value to its nonrecurring, nonfinancial measurements including business combinations and asset retirement obligations. These assets and liabilities are subject to fair value only in certain circumstances and are not subject to recurring valuations. Given the unobservable nature of these inputs, they are deemed to be Level 3. Assets acquired and liabilities assumed under transactions that do not meet the criteria of a business combination are accounted for as an asset acquisition and are recorded based on the fair value of the total consideration transferred on the acquisition date using the lowest observable inputs available.

5.	Commodity Derivatives Instruments

NM10 uses over-the-counter swaps to manage the commodity price risk associated with forecasted sale of its crude and natural gas production.

Fixed swaps are settled monthly based on differences between the fixed price specified in the contract and the referenced settlement price. When the referenced settlement price is less than the price specified in the contract, NM10 receives an amount from the counterparty based on the price difference multiplied by the volume. Similarly, when the referenced settlement price exceeds the price specified in the contract, NM10 pays the counterparty an amount based on the price difference multiplied by the volume.

Fixed price oil basis swaps are entered into in order to mitigate exposure to adverse pricing differentials between certain industry benchmark prices and the actual physical pricing points where NM10’s production volumes are sold. The weighted-average fixed price differential represents the amount of net addition (reduction) to delivery month prices for the notional volumes covered by the swap contracts.

Below is a summary of NM10’s open fixed swap positions as of June 30, 2023:

2023
NYMEX WTI Crude Oil Swaps:
Notional volume (MBbl)
Buy	(132)
Sell	132
Weighted average fixed price ($/Bbl)
Buy	$68.22
Sell	$43.39

NYMEX Henry Hub Natural Gas Swaps:
Notional volume (MMBtu)
Buy	(111)
Sell	111
Weighted average fixed price ($/MBtu)
Buy	$2.96
Sell	$2.49

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

Below is a summary of NM10’s open basis swap positions as of June 30, 2023:

2023
WTI Midland-Cushing Crude Oil Basis Swaps (1):
Notional volume (MBbl)
Buy	(108)
Sell	108
Weighted average contract price ($/Bbl) (2)
Buy	$1.60
Sell	$0.36

Waha Natural Gas Basis Swaps (3):
Notional volume (MMBtu)
Buy	(111)
Sell	135
Weighted average contract price ($/MBtu) (4)
Buy	$(0.53)
Sell	$(0.40)

(1)	Represents the swaps that fix the basis differentials between the index prices at Midland WTI price (the price at which NM10 oil is sold) and the Cushing WTI price.

(2)	Represents the weighted average fixed price among basis swap contracts for NM10 based on bbls per contract.

(3)	Represents swap contracts that fix the basis differential between Natural Gas prices at the Waha Hub (in West Texas – the price at which NM10 natural gas is sold) and the Henry Hub (in Louisiana).

(4)	Represents the weighted average fixed price among basis swap contracts for NM10 based on mbtu per contract.

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

The following table presents the fair value of NM10’s derivative instruments on a gross and net basis as of June 30, 2023 and December, 31 2022 (in thousands):

	Gross Amounts of Recognized Assets and Liabilities		Net Amounts of Assets and Liabilities Presented in the Balance Sheet (1)
	As of June 30,	As of December 31,	As of June 30,	As of December 31,
Location on Balance Sheet	2023	2022	2023	2022
Current assets	$354	$551	$-	$-
Current liabilities	(3,803)	(10,796)	(3,449)	(10,245)

(1)	All amounts subject to an enforceable master netting arrangement which are netted in these amounts. There are no amounts of related financial collateral received or pledged.

The following table summarizes the Company’s net      loss on commodity derivative instruments for the six months ended June 30, 2023 and 2022 (in thousands), which was allocated unrealized and realized gains (losses) by utilizing production volumes for each respective commodity (i.e., oil, gas, NGLs) in the Company to the total production volumes for each commodity of all properties owned by Tap Rock Resources. NM10’s unrealized and realized gains and (losses) are also included below:

	Six Months Ended June 30,
	2023	2022
Unrealized derivative gain (loss)	$36,990	$(58,391)
Realized derivative loss	(1,698)	(211,324)
Commodity derivative loss, net	$35,292	$(269,715)

6.	Long-Term Debt

Term Loan

In January 2020, NM10 entered into a loan agreement for a 5-year, $35 million term loan (“Term Loan”). The loan agreement was subsequently amended most recently on April 30, 2021 and is referred to as the Amended Agreement.

The Term Loan amortizes in an amount equal to $1.75 million per quarter for the fiscal quarters ending September 30, 2021 through January 27, 2025. Any unpaid amounts must be repaid by the maturity dates. As of June 30, 2023 and December 31, 2022, the total balance outstanding under the Term Loan was $12.3 million and $15.8 million, respectively. As of June 30, 2023 and December 31, 2022, $7.0 million and $7.0 million, respectively, of the Term Loan was classified as a current liability, as these amounts were due within one year from the respective balance sheet dates.

NM10's aggregate scheduled maturities of the Term Loan as of December 31, 2022, are as follows (in thousands):

Payments Due
2023	3,500
2024	7,000
2025	1,750
Total	$12,250

Guarantees and Collateral. The indebtedness and other obligations under the Amended Agreement are unconditionally guaranteed by NM10 and are secured by a first-priority lien on substantially all of NM10’s tangible and intangible assets. The creditors have no recourse to the Company’s general credit and the Company does not guarantee NM10’s term loan.

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

Voluntary Prepayments. NM10 may voluntarily prepay the Term Loan in whole or in part at any time without premium or penalty, subject to the payment of customary breakage costs under certain conditions. Voluntary prepayments of the Term Loan will be applied to the remaining installments thereof as directed by NM10.

Covenants. The Amended Agreement contains customary covenants, including covenants that, under certain circumstances and subject to certain qualifications and exceptions: limit or restrict NM10’s ability to incur additional indebtedness; merge, dissolve, liquidate, or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends; redeem or repurchase certain debt; and enter into certain restrictive agreements.

In addition, NM10 is required to maintain (a) a Current Ratio greater than or equal to 1.0 to 1.0. “Current Ratio” is defined as the ratio of Borrower’s (i) current assets, divided by (ii) current liabilities (excluding current maturities of long-term debt); provided, however, that the mark-to-market values for hedging positions shall be excluded from this calculation until such time as the gains or losses from the hedge transactions are actually realized or the hedge transactions expire, and (b) a Leverage Ratio, wherein the total principal amount outstanding divided by EBITAX of less than or equal to 3.5 to 1.0. NM10 was in compliance with all covenants related to the Amended Agreement as of December 31, 2022.

Interest Rates and Fees. Outstanding borrowings under the Amended Agreement accrue interest, at NM10’s option, at a per annum rate of (i) LIBOR plus the LIBOR spread, which ranges from 2.75% to 3.5% depending on the leverage ratio, or (ii) a prime rate plus the applicable margin, which ranges from 0% to 0.75% depending on the leverage ratio. The interest rate floor under the Amended Agreement at December 31, 2022 was 4.25%. For the six months ended June 30, 2023 and 2022, respectively, NM10 incurred $0.6 million and $0.4 million, respectively, in interest expense.

Carrying Value and Fair Value. The fair value of the Term Loan approximates the carrying value as of June 30, 2023 and December 31, 2022 because the debt bears interest at a floating rate of interest, based on prevailing market rates (Level 2 measurement). The fair value is based on observable inputs of interest rates that are currently available to NM10 for debt with similar terms and maturities for non-public debt.

7.	Equity

During the six months ended June 30, 2023 and 2022, the Company distributed $3.1 million and $11.1 million, respectively, back to non-controlling interests. There were no contributions received from non-controlling interests during the six months ended June 30, 2023 or 2022.

Net Parent Investment

All significant intercompany transactions between the Company and Tap Rock Resources have been included in the financial statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the consolidated statements of cash flows as a financing activity and in the consolidated balance sheets as component of Net parent investment.

Tap Rock AcquisitionCo, LLC

Notes to Consolidated Financial Statements

8.	Commitments and Contingencies

In the ordinary course of business, the Company may at times be subject to possible loss contingencies arising from federal, state, and local environmental, health, and safety laws and regulations and third-party litigation. There are no matters pending that in the opinion of the Company will have a material adverse effect on the financial position, results of operations, or cash flows of the Company as of June 30, 2023.

9.	Variable Interest Entities

In January 2020, Tap Rock Resources obtained a 60% membership interest in NM10 in order for NM10 to purchase certain mineral interests and surface acreage in Lea County, New Mexico. The remaining 40% of NM10 is owned by Tap Rock NM10 Holdings, LLC (“NM10 Holdings”), which is owned 97% by NGP XI Minerals Holdings, LLC and 3% by Tap Rock Resources management and other investors. In the LLC agreement for NM10, Tap Rock Resources was appointed as Managing Member. As Managing Member, Tap Rock Resources has full and complete authority, power, and discretion to manage and control the business, affairs, and properties of NM10, to make all determinations regarding those matters, and to perform any and all other acts or activities customary or incident to the management of NM10’s business. NM10’s creditors have no recourse to Tap Rock Resources’ general credit and Tap Rock Resources does not guarantee NM10’s term loan. Through the divisive merger, the 60% membership interest in NM10 transferred to the Company.

The Company has determined that NM10 is a VIE as they are the primary beneficiary. The Company retains 100% of the voting rights given its Managing Member status, which causes a disproportion between voting rights and economics in NM10. Further, all investors involved (the Company and NM10 Holdings) are related parties. As such, substantially all of NM10’s activities are conducted on behalf of the Company and its related party NM10 Holdings. Due to this, NM10 is structured with non-substantive voting rights, one of the criteria that, if met, indicates that an entity is a VIE. As the Company has both the power and the benefits, it is the primary beneficiary of the VIE. As the Company is the primary beneficiary, NM10 is consolidated in the financial statements presented herein. All intercompany balances and transactions between the Company and NM10 are eliminated in the consolidated financial statements.

10.	Subsequent Events

On June 20, 2023, Civitas entered into a purchase agreement with the Company to purchase all of their interest in certain oil and gas properties and related net assets for cash consideration of $841.8 million and 7,598,122 shares of common equity, before purchase price adjustments. The closing with the Company occurred on August 2, 2023 with the effective date of July 1, 2023 and included $57.8 million in upward purchase price adjustments. Final post-close adjustments will be settled in December 2023.

Cash from the closing on August 2, 2023 was used to pay off the remainder of NM10’s Term Loan and the outstanding interest in the amount of $12.3 million.

NM10 closed out all their open commodity derivatives as of July 31, 2023. The resulting impact was a loss of $3.4 million.

In preparing the accompanying consolidated financial statements of the Company, management has evaluated all subsequent events and transactions for potential recognition or disclosure through August 31, 2023, the date the consolidated financial statements of the Company were available for issuance and concluded there were no other material subsequent events other than as described above.